                                                                   EXHIBIT 10.15

                        REPUBLIC ENGINEERED PRODUCTS LLC
                           DEFERRED COMPENSATION PLAN

                         EFFECTIVE AS OF AUGUST 1, 2003

                                                      Deferred Compensation Plan

                        REPUBLIC ENGINEERED PRODUCTS LLC
                           DEFERRED COMPENSATION PLAN

                              W I T N E S S E T H:

      WHEREAS, REPUBLIC ENGINEERED PRODUCTS LLC (the "Company") desires to adopt, effective as of August 1, 2003, on behalf of itself and its participating affiliates the REPUBLIC ENGINEERED PRODUCTS LLC DEFERRED COMPENSATION PLAN (the "Plan") for the benefit of eligible employees;

      NOW, THEREFORE, effective as of August 1, 2003, the Plan is hereby adopted as set forth in this document:

                                       -i-

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                                                      Deferred Compensation Plan

                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND CONSTRUCTION

1.1 Definitions..................................................................................      1
     (1)  Account................................................................................      1
     (2)  Base Salary............................................................................      1
     (3)  Base Salary Deferral Account...........................................................      1
     (4)  Board..................................................................................      1
     (5)  Bonus..................................................................................      1
     (6)  Bonus Deferral Account.................................................................      1
     (7)  Cause..................................................................................      1
     (8)  CEO....................................................................................      2
     (9)  Change of Control......................................................................      2
     (10) Code...................................................................................      2
     (11) Committee..............................................................................      2
     (12) Company................................................................................      2
     (13) Company Credits........................................................................      2
     (14) Company Fixed Credits..................................................................      2
     (15) Company Fixed Credits Account..........................................................      2
     (16) Company Fixed Discretionary Credits....................................................      2
     (17) Company Fixed Discretionary Credits Account............................................      2
     (18) Company Non-Fixed Discretionary Credits................................................      2
     (19) Company Non-Fixed Discretionary Credits Account........................................      3
     (20) Compensation...........................................................................      3
     (21) Compensation Deferrals.................................................................      3
     (22) Deferred Payment Date..................................................................      3
     (23) Effective Date.........................................................................      3
     (24) Election Date..........................................................................      3
     (25) Eligible Employees.....................................................................      3
     (26) Employer...............................................................................      3
     (27) ERISA..................................................................................      3
     (28) Participant............................................................................      3
     (29) Participating Company..................................................................      3
     (30) Plan...................................................................................      3
     (31) Plan Year..............................................................................      3
     (32) Related Company........................................................................      3
     (33) Unforeseeable Financial Emergency......................................................      3
     (34) Vested Interest........................................................................      3
1.2  Number and Gender...........................................................................      4
1.3  Headings....................................................................................      4
1.4  Top Hat Plan................................................................................      4
1.5  Unfunded Nature of Plan/Rabbi Trust.........................................................      4

ARTICLE II PARTICIPATION

2.1  Participation...............................................................................      4
2.2  Termination of Participation................................................................      4
2.3  Resumption of Participation.................................................................      5
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                                                      Deferred Compensation Plan

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ARTICLE III DEFERRALS AND CREDITS

3.1  Participant Compensation Deferrals..........................................................      5
3.2  Company Credits.............................................................................      6
3.3  Earnings....................................................................................      6

ARTICLE IV ESTABLISHMENT AND MAINTENANCE OF ACCOUNTS

4.1  Establishment of Plan Year Accounts.........................................................      6
4.2  Selection of Deferred Payment Date for Each Plan Year's Accounts............................      6
4.3  Selection of Form of Benefit Payment for Each Plan Year's Accounts..........................      8
4.4  Debiting and Crediting of Accounts..........................................................      8
4.5  Statement of Accounts.......................................................................      9

ARTICLE V VESTING OF ACCOUNTS

5.1  Vesting of Base Salary Deferral Accounts and Bonus Deferral Accounts........................      9
5.2  Vesting of Company Fixed Credits Account and Company Fixed Discretionary Credits Accounts...      9
5.3  Vesting of Non-Fixed Discretionary Credits Accounts.........................................      9
5.4  Accelerated Vesting Upon Change of Control..................................................     10
5.5  Forfeiture Upon Termination.................................................................     10

ARTICLE VI INVESTMENT OF ACCOUNTS

6.1  Deemed Investment of Accounts...............................................................     10
6.2  Designation of Investment Funds.............................................................     10
6.3  Default Investment..........................................................................     10

ARTICLE VII PAYMENT OF PLAN BENEFITS

7.1  Plan Benefit................................................................................     10
7.2  Events Triggering Payment of Benefit........................................................     11
7.3  Time and Form of Payment of Benefit.........................................................     11
7.4  Payee of Benefits...........................................................................     11
7.5  Designation of Beneficiaries................................................................     11
7.6  Unclaimed Benefits..........................................................................     12
7.7  Minors or Incapacitated Persons.............................................................     12

ARTICLE VIII WITHDRAWALS AND LOANS

8.1  Early Withdrawals...........................................................................     12
8.2  No Loans....................................................................................     12

ARTICLE IX ADMINISTRATION OF PLAN

9.1  The Committee...............................................................................     13
9.2  Committee Powers and Duties.................................................................     13
9.3  Claims Review...............................................................................     14
9.4  Employer to Supply Information..............................................................     15
9.5  Payment of Expenses.........................................................................     15
9.6  Indemnity...................................................................................     15
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                                      -iii-

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                                                      Deferred Compensation Plan

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ARTICLE X AMENDMENT AND TERMINATION OF PLAN

10.1 Amendment of Plan...........................................................................     16
10.2 Termination of Plan.........................................................................     16

ARTICLE XI PARTICIPATING COMPANIES

11.1 Designation of Participating Companies......................................................     16
11.2 Termination of Participating Company's Participation........................................     17

ARTICLE XII MISCELLANEOUS

12.1 Not Contract of Employment..................................................................     17
12.2 Assignment Forbidden........................................................................     17
12.3 Withholding.................................................................................     17
12.4 Severability................................................................................     17
12.5 Governing Laws..............................................................................     18
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                                      -iv-

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                                                      Deferred Compensation Plan

                                       I.
                          DEFINITIONS AND CONSTRUCTION

      1.1 DEFINITIONS. Where the following capitalized words and phrases appear in the Plan, each has the respective meaning set forth below, unless the context clearly indicates to the contrary.

(1) ACCOUNT(S): A Participant's Base Salary Deferral Account(s), Bonus Deferral Account(s), Company Fixed Credits Account(s), Company Fixed Discretionary Credits Account(s), and/or Company Non-Fixed Discretionary Credits Account(s).

(2) BASE SALARY: The gross amount of all wages, salaries, fees, and other amounts payable in cash (but excluding any Bonus) to or for the benefit of a Participant for services actually rendered or labor performed for the Employer by such Participant, after ensuring that there is a sufficient amount remaining to provide for all of the following: (i) all applicable federal and state taxes required to be withheld, (ii) the maximum amount of elective deferrals that may be contributed by such Participant to any Employer-sponsored qualified 401(k) Plan for the calendar year under section 402(g) of the Code (notwithstanding that such Participant may not have elected to defer such amount), (iii) all amounts elected by such Participant to be contributed under any Employer-sponsored plan by reason of section 125 of the Code, (iv) all other amounts elected by such Participant to be paid as participant contributions to any Employer-sponsored plan, and (v) all other deductions authorized or consented to by such Participant.

(3) BASE SALARY DEFERRAL ACCOUNT: A hypothetical account for each Participant to which are credited (i) such Participant's Base Salary Compensation Deferrals elected pursuant to Section 3.1 and (ii) such Account's allocation of earnings as provided in Section 3.3.

(4)   BOARD: The Board of Managers of the Company.

(5) BONUS: The bonus or bonuses, if any, payable to or for the benefit of a Participant under any Employer bonus or incentive plan in cash for services actually rendered or labor performed for the Employer by such Participant, after ensuring that there is a sufficient amount remaining to provide for all of the following to the extent not provided out of such Participant's Base Salary: (i) all applicable federal and state taxes required to be withheld, (ii) the maximum amount of elective deferrals that may be contributed by such Participant to any Employer-sponsored qualified 401(k) plan for the calendar year under section 402(g) of the Code (notwithstanding that such Participant may not have elected to defer such amount), (iii) all amounts elected by such Participant to be contributed under any Employer-sponsored plan by reason of section 125 of the Code, (iv) all other amounts elected by such Participant to be paid as participant contributions to any Employer-sponsored plan, and (v) all other deductions authorized or consented to by such Participant.

(6) BONUS DEFERRAL ACCOUNT: A hypothetical account for each Participant to which are credited (i) such Participant's Bonus Compensation Deferrals elected pursuant to Section 3.1 and (ii) such Account's allocation of earnings as provided in Section 3.3.

(7) CAUSE: A determination by the Committee that a Participant has (i) engaged in gross negligence or willful misconduct in the performance of his duties with respect to the Employer; (ii) been convicted of any felony or a misdemeanor involving moral turpitude; (iii) willfully refused without proper legal reason to perform his duties and responsibilities to the Employer faithfully and to the best of his abilities; (iv) breached any material provision of a written employment agreement or corporate policy established by the Employer; or (v) willfully engaged in conduct that he knows or should know is materially injurious to the Employer.

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                                                      Deferred Compensation Plan

(8)   CEO: The Chief Executive Officer of the Company.

(9) CHANGE OF CONTROL: A determination by the Board in place immediately prior to any such event that one or more of the following events has occurred:

      (i) Any "person," including a "syndication" or "group" as those terms are used in section 13(d)(3) of the Securities Exchange Act of 1934, other than an existing shareholder or an employee stock ownership, stock purchase, or similar plan, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding voting securities;

      (ii) The Company is merged or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 51% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (a) the stockholders of the Company immediately prior to such merger or consolidation, or (b) if a record date has been, set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date;

      (iii) If at any time during the calendar year a majority of the members of the Board are not persons who were members at the beginning of the calendar year (unless the lack of majority is the result of the death of one or more members); or

      (iv) The Company transfers substantially all of its assets to another corporation, which is a less than 50% owned subsidiary of the Company.

(10)  CODE: The Internal Revenue Code of 1986, as amended.

(11) COMMITTEE: The administrative committee appointed to administer the Plan in accordance with Article IX.

(12)  COMPANY: Republic Engineered Products LLC.

(13) COMPANY CREDITS: Company Fixed Credits, Company Fixed Discretionary Credits, and Company Non-Fixed Discretionary Credits.

(14) COMPANY FIXED CREDITS: Amounts, if any, credited to a Participant's Company Fixed Credits Account pursuant to Subsection 3.2.1.

(15) COMPANY FIXED CREDITS ACCOUNT: A hypothetical account for each Participant to which are credited (i) such Participant's Company Fixed Credits, if any, allocated pursuant to Subsection 3.2.1 and (ii) such Account's allocation of earnings as provided in Section 3.3.

(16) COMPANY FIXED DISCRETIONARY CREDITS: Amounts, if any, credited to a Participant's Company Fixed Discretionary Credits Account pursuant to Subsection 3.2.2.

(17) COMPANY FIXED DISCRETIONARY CREDITS ACCOUNT: A hypothetical account for each Participant to which are credited (i) such Participant's Company Fixed Discretionary Credits, if any, allocated pursuant to Subsection
      3.2.2 and (ii) such Account's allocation of earnings as provided in
      Section 3.3.

(18) COMPANY NON-FIXED DISCRETIONARY CREDITS: Amounts, if any, credited to a Participant's Company Non-Fixed Discretionary Credits Account pursuant to Subsection 3.2.3.

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                                                      Deferred Compensation Plan

(19) COMPANY NON-FIXED DISCRETIONARY CREDITS ACCOUNT: A hypothetical account for each Participant to which are credited (i) such Participant's Company Non-Fixed Discretionary Credits, if any, allocated pursuant to Subsection
      3.2.3 and (ii) such Account's allocation of earnings as provided in
      Section 3.3.

(20)  COMPENSATION: Base Salary and/or Bonus.

(21)  COMPENSATION DEFERRALS: Compensation deferred by a Participant pursuant to
      Section 3.1.

(22) DEFERRED PAYMENT DATE: The date designated by (or deemed to have been designated by) a Participant in accordance with Section 4.2 for payment or commencement of payment, as applicable) of each of such Participant's Accounts.

(23)  EFFECTIVE DATE: August 1, 2003.

(24)  ELECTION DATE: The first day of each Plan Year.

(25) ELIGIBLE EMPLOYEES: Each employee of the Employer who is one of a select group of management or highly compensated employees.

(26)  EMPLOYER: The Company and each Participating Company.

(27)  ERISA The Employee Retirement Income Security Act of 1974, as amended.

(28) PARTICIPANT: Each Eligible Employee (i) who has been selected for participation in the Plan by the CEO or the Board, (ii) who has become a Participant pursuant to Section 2.1, and (iii) whose participation has not been terminated pursuant to Section 2.2.

(29) PARTICIPATING COMPANY: Each eligible organization designated to participate in the Plan in accordance with the provisions of Article XI.

(30) PLAN: This Republic Engineered Products LLC Deferred Compensation Plan, as amended from tune to time.

(31) PLAN YEAR: The period commencing on the Effective Date and ending on December 31,2003, and, thereafter, the twelve-consecutive-month period commencing January 1 of each year.

(32) RELATED COMPANY: Each trade or business (whether or not incorporated) that, together with the Company, would be deemed to be a "single employer" within the meaning of subsection (b) or (c) of section 414 of the Code determined by substituting a "more than 50%" rather than an "80%" ownership test.

(33) UNFORESEEABLE FINANCIAL EMERGENCY: All unexpected need of the Participant for cash, which (i) arises from an illness, casualty loss, sudden financial reversal, or such other unforeseeable occurrence caused by an event beyond the control of the Participant, (ii) would result in severe financial hardship to the Participant if this Compensation Deferral election was not canceled pursuant to Subsection 3.1.4 and/or if a withdrawal pursuant to Subsection 8.1.2 was not permitted, and (iii) cannot reasonably be satisfied from other resources of the Participant. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, will not be considered to be the result of an Unforeseeable Financial Emergency.

(34) VESTED INTEREST: The percentage of a Participant's Accounts that, pursuant to Article V, is vested.

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                                                      Deferred Compensation Plan

      1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender.

      1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text will control. All references to Articles, Sections, and Subsections are to this document unless otherwise stated.

      1.4 TOP HAT PLAN. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Employer within the meaning of sections 201(2), 30l(a)(3), and 401(a)(1) of ERlSA, and all provisions of the Plan are to be construed in accordance with such intent.

      1.5 UNFUNDED NATURE OF PLAN/RABBI TRUST. The Plan is intended to be "unfunded" for purposes of the Code and Title I of ERISA. The Plan constitutes a mere promise by the Employer to make benefit payments in the future. Plan benefits herein provided are to be paid out of the Employer's general assets, and Participants will have the status of general unsecured creditors of the Employer. The preceding notwithstanding, the Board in its discretion may establish a "rabbi trust" to assist the Employer in meeting its obligations under the Plan. The Employer may transfer money or other property to the trustee of such trust, and such trustee will pay Plan benefits to Participants and their beneficiaries out of the trust assets unless otherwise paid by the Employer. In such event, the Employer will remain the owner of all assets in the trust, and the assets will be subject to the claims of the creditors of any Employer that becomes insolvent. If a trust is established, no Participant or beneficiary will have any preferred claim to, or any beneficial ownership interest in, any assets of the trust.

                                       II.
                                  PARTICIPATION

      2.1 PARTICIPATION.

            2.1.1 Prior to each Election Date, the CEO or the Board, in his or its discretion, will select and notify those Eligible Employees who are newly eligible to become Participants as of such date. Any such Eligible Employee may become a Participant on such Election Date, or on any subsequent Election Date, by executing and filing with the Committee a Compensation Deferral election on the form and within the time period provided in Section 3.1.

            2.1.2 Notwithstanding Subsection 2.1.1, if an Eligible Employee is initially selected to become a Participant following an Election Date, such Eligible Employee may, if he so elects within 30 days of the notification of his selection, become a Participant prior to the next succeeding subsequent Election Date by executing and filing with the Committee a Compensation Deferral election on the form and within the time period provided in Section 3.1.

            2.1.3 Once a Participant commences participation in the Plan, he will remain a Participant until his participation is terminated in accordance with Section 2.2.

      2.2 TERMINATION OF PARTICIPATION. Notwithstanding any provision herein to the contrary, an Eligible Employee who has become or is entitled to become a Participant in the Plan will cease to be, or be entitled to be, a Participant effective as of the earliest to occur of (1) the date of termination of the Plan, (2) the date such individual is no longer an Eligible Employee, or (3) any earlier date designated by the CEO or the Board and communicated to the affected individual prior to the effective date of such action; provided, however, that any Participant who ceases to be a Participant will be considered a "Participant" for purposes of receiving a distribution of his Accounts until all his Accounts have been distributed under the terms of the Plan.

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                                                      Deferred Compensation Plan

      2.3 RESUMPTION OF PARTICIPATION. A Participant whose participation (or right to participate) terminates in whole or in part in accordance with Section
2.2 and who subsequently is either hired or rehired by the Employer or otherwise again becomes an Eligible Employee will not be entitled to commence or continue participation in the Plan unless and until he has again been selected and is eligible to become a Participant in accordance with Section 2.1.

                                      III.
                              DEFERRALS AND CREDITS

      3.1 PARTICIPANT COMPENSATION DEFERRALS.

            3.1.1 Each Plan Year each Participant may elect to defer receipt of
(1) an integral percentage (from 1% to 50%) of his Base Salary for such Plan Year and/or (2) an integral percentage (from 1% to 100%) of his Bonus as "Compensation Deferrals" for such Plan Year (or portion of such Plan Year if he is a Participant for less than the full Plan Year") in accordance with the following Subsections of this Section 3.1; provided, however, that the amount so deferred under this Subsection will be reduced to the extent such deferred amount would cause the taxable amount reported on such Participant's Form W-2 for the calendar year of deferral to be below the amount needed to prevent the contributions allocated to all qualified plans of the Employer on behalf of such Participant from exceeding the limits imposed by section 415 of the Code. Compensation not so deferred by a Participant will be received by such Participant in cash.

            3.1.2 A Participant's election under Subsection 3.1.1 to defer Compensation for any Plan Year must be made (1) on or prior to the applicable Election Date and (2) on the form and within the time period required by the Committee. A Participant's election to make Compensation Deferrals will become effective as of the applicable Election Date coincident with or next following the date such Participant executes and files with the Committee the form described in Subsection 3.1.1. Notwithstanding the foregoing, if a Participant is selected as initially eligible under the Plan following any applicable Election Date and such Participant executes and files with the Committee such form within 30 days of notification of such selection, such Participant's election to make Compensation Deferrals will become effective as of the first day of the first administratively practicable payroll period coincident with or next succeeding the receipt by the Committee of such form. A Participant who does not make Compensation Deferrals for any given Plan Year (or portion thereof, as applicable) may elect to make Compensation Deferrals under Subsection 3.1.1 as of (and only as of) any subsequent applicable Election Date by complying with the procedures set forth in this Subsection 3.1.2.

            3.1.3 Except as provided in Subsection 3.1.4, a Participant's Compensation Deferral election will be irrevocable for the Plan Year (or remainder of the Plan Year, as applicable) as long as he remains a Participant. A Participant's Compensation Deferral election for a Plan Year will expiree at the end of such Plan Year and will not carry over to any subsequent Plan Year.

            3.1.4 Upon application by the Participant, in the event that the Committee determines that the Participant has suffered an Unforeseeable Financial Emergency, the Participant's Compensation Deferral election then in effect will be canceled prospectively as soon as administratively practicable after such determination. If the Participant's Compensation Deferral election is so canceled, the Participant may again elect to defer a percentage of his Compensation effective as of (and no earlier than) any subsequent applicable Election Date that is at least twelve months after the effective date of such cancellation by complying with the procedural requirements set forth in Subsections 3.1.1 and 3.1.2.

            3.1.5 Each Participant's Compensation Deferral election will be effected by deductions from such Participant's Compensation as follows: (1) Base Salary Compensation Deferrals will be deducted from such Participant's Base Salary in equal amounts each pay period of the Plan Year (or portion of the Plan Year, if applicable), and (2) the full amount of a Participant's Bonus Compensation Deferrals will be

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                                                      Deferred Compensation Plan

deducted from such Participant's Bonus when the Bonus for which such election was made would otherwise be paid. The preceding notwithstanding, at the end of each Plan Year or, if earlier, the termination of a Participant's Plan participation pursuant to Section 2.2, the Committee may adjust such reductions as it deems appropriate to effect accurately the Participant's Compensation Deferral elections and carry out the terms of the Plan.

      3.2 COMPANY CREDITS.

            3.2.1 As of the last day of the Plan Year, the Employer will credit each "eligible Participant" with Company Fixed Credits for that Plan Year. An "eligible Participant" for purposes of receiving an allocation of Company Fixed Credits for the Plan Year is each Participant who either is employed on the last day of the Plan Year or terminated employment with the Employer during the Plan Year other than by reason of a voluntary termination of employment. The amount of the Company Fixed Credits for each such eligible Participant will be a percentage (established for the Participant by the Board for that Plan Year) of the Participant's Base Salary for such Plan Year. The percentage may vary for different Participants or groups of Participants as the Board determines in its discretion. If the Board does not specify a different percentage for a Participant for a Plan Year, the percentage for such Plan Year will be (1) 15% for the CEO (as long as he is an eligible Participant) and (2) 10% for each other eligible Participant.

            3.2.2 Earnings. As of the last day of the Plan Year, (1) the Board may, in its discretion, credit the CEO (if a Participant) with Company Fixed Discretionary Credits for that Plan Year, and (2) the CEO may, in its discretion, credit any other Participant with Company Fixed Discretionary Credits for that Plan Year. Company Fixed Discretionary Credits for any Plan Year may be made on behalf of one or some Participants but not others. The amount of the Company Fixed Discretionary Credits for a Participant who has been selected to receive such credits will be a percentage (established for the Participant by the Board for that Plan Year) of the Participant's Base Salary for such Plan Year, except that if the Board does not specify a different percentage for a Participant for a Plan Year, the percentage will be 5%.

            3.2.3 As of any date or dates selected by the Board or the CEO, the Board or the CEO in its or his discretion may credit a Participant with Company Non-Fixed Discretionary Credits. The amount of any Company Non-Fixed Discretionary Credits for any Participant will be an amount, if any, that the Board or the CEO in its or his discretion determines. Company Non-Fixed Discretionary Credits may be made on behalf of one or some Participants and not others, and such credits may vary in amount among individual Participants. Company Non-Fixed Discretional-Y Credits may be made at any time during the Plan Year.

            3.3 EARNINGS. As of each day of the Plan Year on which the New York Stock Exchange is open, each Account will be credited with earnings and losses in accordance with the investment designation applicable to such Account in accordance with Article VI. So long as there is any balance in any Account, such Account will continue to receive allocations of earnings and losses pursuant to this Section.

                                       IV.
                    ESTABLISHMENT AND MAINTENANCE OF ACCOUNTS

      4.1 ESTABLISHMENT OF PLAN YEAR ACCOUNTS. Each Plan Year, a Base Salary Deferral Account, a Bonus Deferral Account, a Company Fixed Credits Account, a Company Fixed Discretionary Credits Account, and a Company Non-Fixed Discretionary Credits Account will be established for each Participant.

      4.2 SELECTION OF DEFERRED PAYMENT DATE FOR EACH PLAN YEAR'S ACCOUNTS.

            4.2.1 Prior to each Election Date, each Participant must select a Deferred Payment Date for the amounts credited to his Base Salary Deferral Account for that Plan Year and indicate the elected Deferred Payment Date on the applicable Base Salary Compensation Deferral election form for the Plan

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                                                      Deferred Compensation Plan

Year within the time period required by the Committee. The Deferred Payment Date for a Base Salary Deferral Account must be a date that is at least one year from the end of the Plan Year for which such Plan Year's Base Salary Deferral Account was established. A Participant who fails to timely designate a Deferred Payment Date for his Base Salary Deferral Account for a Plan Year will be deemed to have designated the date of termination of his employment with the Employer.

            4.2.2 Prior to each Election Date, each Participant must select a Deferred Payment Date for the amount credited to his Bonus Deferral Account for that Plan Year and indicate the elected Deferred Payment Date on the applicable Bonus Compensation Deferral election form for such Plan Year within the time period required by the Committee. The Deferred Payment Date for a Bonus Deferral Account must be a date that is at least one year from the end of the Plan Year for which such Plan Year's Bonus Deferral Account was established. A Participant who fails to timely designate a Deferred Payment Date for his Bonus Deferral Account for a Plan Year will be deemed to have designated the date of termination of his employment with the Employer,

            4.2.3 Prior to each Election Date, each Participant must select a Deferred Payment Date for the amounts credited to his Company Fixed Credits Account for that Plan Year on the form and within the time period required by the Committee. The Deferred Payment Date for a Company Fixed Credits Account must be a date that is on or after the date the Participant has a 100% Vested Interest in that Account. A Participant who fails to timely designate a Deferred Payment Date for his Company Fixed Credits Account for a Plan Year will be deemed to have designated the date of termination of his employment with the Employer,

            4.2.4 A Participant with amounts credited to his Company Fixed Discretionary Credits Account for a Plan Year will not be eligible to select a Deferred Payment Date specifically for such Account, but the Deferred Payment Date for such Account will be the Deferred Payment Date elected (or deemed elected) for such Participant's Company Fixed Credits Account for such Plan Year.

            4.2.5 A Participant with amounts credited to his Company Non-Fixed Discretionary Credits Account for a Plan Year will not be eligible to select a Deferred Payment Date specifically for such Account. The Deferred Payment Date for deferrals allocated to a Participant's Company Non-Fixed Discretionary Credits Account for a Plan Year will be a date set by the Board or the CEO, as applicable, at the time such credit is allocated to such Account and will not be sooner than the date in which the Participant has a 100% Vested Interest in such Account.

            4.2.6 At the time (and only at such time) a Participant selects the Deferred Payment Dates for his Accounts for a Plan Year, the Participant may elect that the selected Deferred Payment Dates for all (but not less than all) of his Accounts for the Plan Year will be accelerated by a Change of Control or a termination of his employment with the Employer for any reason.

            4.2.7 A Participant may elect a single change of the Deferred Payment Date originally selected (by the Participant, the Board, or the CEO, as applicable) for each Account under the following conditions: (1) there has been no prior change of the Deferred Payment Date for the affected Account and (2) the new Deferred Payment Date is (i) a date that is at least two years after the original Deferred Payment Date, (ii) communicated in writing to the Committee within the time period and on the form required by the Committee, (iii) requested by the Participant at least one year prior to the original Deferred Payment Date, and (iv) approved by the Committee. The preceding notwithstanding,
(I) a Participant who has begun to receive a distribution of an Account in installments may not change the Deferred Payment Date with respect to such Account, and (II) a Participant may not separately change the Payment Date for his Company Fixed Discretionary Credits Account for Ii Plan Year, but if a Participant changes the Deferred Payment Date for his Company Fixed Credits Account for a Plan Year, the Deferred Payment Date will be correspondingly changed for his Company Fixed Discretionary Credits Account for the same Plan Year.

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                                                      Deferred Compensation Plan

      4.3 SELECTION OF FORM OF BENEFIT PAYMENT FOR EACH PLAN YEAR'S ACCOUNTS.

            4.3.1 Prior to each Election Date, a Participant must elect, on the form and within the time period required by the Committee, one of the forms of payment listed in Subsection 4.3.4 for all amounts credited to his Base Salary Deferral Account, Bonus Deferral Account, and Company Fixed Credits Account for that Plan Year. A separate form of benefit may be elected for each such Account, or the Participant may elect the same form of benefit for all such Accounts. Except as provided in Subsection 4.3.5, such election of benefit form will be irrevocable by the Participant. In the event a Participant fails to elect, or to timely elect, the form in which his benefit payments are to be made for any Plan Year, such benefit payments will be deemed to have been elected by such Participant to be in the form of a single lump sum payment.

            4.3.2 A Participant with amounts credited to his Company Fixed Discretionary Credits Account for a Plan Year will not be eligible to select a form of payment specifically for such Account, but the form of payment for such Account will be the form of payment elected (or deemed elected) for such Participant's Company Fixed Credits Account for such Plan Year.

            4.3.3 A Participant with amounts credited to his Company Non-Fixed Discretionary Credits Account for a Plan Year will not be eligible to select a form of payment specifically for such Account, but the form of payment for such Account will be selected by the Board or the CEO, as applicable, at the time amounts are credited to such Account.

            4.3.4 The following alternative forms of payment are available under the Plan:

                  (1) A single lump sum cash payment; or

                  (2) Annual installment cash payments for a term certain of either five years or ten years payable to such Participant and, in the event of such Participant's death prior to the end of such term certain, the remainder of such Participant's benefit to the Participant's beneficiary designated in accordance with Section 7.5 in a single lump sum cash payment.

            4.3.5 A Participant may elect a single change of the form of benefit payment originally selected (by the Participant, the, Board, or the CEO, as applicable) for any Base Salary Deferral Account, Bonus Deferral Account, or Company Fixed Credits Account if, at the same time, and under the same conditions he has a right to change his Deferred Payment Date for such Account in accordance with Subsection 4.2.7. If a Participant changes the form of benefit payment for his Company Fixed Credits Account, the form of benefit payment will be correspondingly changed for his Company Fixed Discretionary Credits Account for the same Plan Year.

            4.3.6 The preceding Subsections notwithstanding, the Committee in its sole discretion may elect to distribute such Account(s) in a single lump sum cash payment notwithstanding any alternative form elected by the Participant.

      4.4 DEBITING AND CREDITING OF ACCOUNTS. Each Plan Year the Accounts established for each Participant will be debited and credited as follows: 4.4.1 A Participant's Base Salary Deferral Account established for such Plan Year will be credited with the Base Salary Compensation Deferrals elected by such Participant for that Plan Year as soon as administratively practicable after, but as of, the last day of the month in which the amounts are deducted from the Participant's Base Salary.

            4.4.2 A Participant's Bonus Deferral Account established for such Plan Year will be credited with the Bonus Compensation Deferrals elected by such Participant for such Plan Year as soon as

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                                                      Deferred Compensation Plan

administratively practicable after, but as of, the last day of the month in which the amounts are deducted from the Participant's Bonus.

            4.4.3 A Participant's Company Fixed Credits Account established for such Plan Year will be credited with the Company Fixed Credits, if any, allocated on behalf of such Participant for that Plan Year as soon as administratively practicable after, but as of, the last day of the Plan Year.

            4.4.4 A Participant's Company Fixed Discretionary Credits Account established for such Plan Year will be credited with the Company Fixed Discretionary Credits, if any, allocated on behalf of such Participant for that Plan Year as soon as administratively practicable after, but as of, the last day of the Plan Year.

            4.4.5 A Participant's Company Non-Fixed Discretionary Credits Account established for such Plan Year will be credited with the Company Non-Fixed Discretionary Credits, if any, allocated on behalf of such Participant for that Plan Year as soon as administratively practicable after, but as of, the last day of the month in which the amounts are so allocated.

            4.4.6 All the Accounts of a Participant will be credited with earnings and losses allocated pursuant to Section 4.3 on a daily valuation basis each day the New York Stock Exchange is open.

            4.4.7 Each Account of a Participant will be debited for any distribution made from such Account pursuant to Article VII or VIII as of the date any such distribution is made from any such Account.

            4.4.8 Each Participant's Base Salary Deferral Account and/or Bonus Deferral Account, as applicable, will be debited or credited for any adjustment made pursuant to Subsection 3.1.5 as of the date such adjustment is made.

      4.5 STATEMENT OF ACCOUNTS. Each Participant will receive at least annually a statement setting forth (1) the debits and credits to such Participant's Accounts during the statement period, (2) the balance of such Participant's Accounts as of the last day of the statement period, and (3) the Participant's Vested Interest in each such Account as of the last day of the statement period.

                                       V.
                               VESTING OF ACCOUNTS

      5.1 VESTING OF BASE SALARY DEFERRAL ACCOUNTS AND BONUS DEFERRAL ACCOUNTS. Each Participant will have a 100% Vested Interest in his Base Salary Deferral Accounts and Bonus Deferral Accounts at all times.

      5.2 VESTING OF COMPANY FIXED CREDITS ACCOUNT AND COMPANY FIXED DISCRETIONARY CREDITS ACCOUNTS. Each Participant will have (1) a 0% Vested Interest in each of his Company Fixed Credits Account and Company Fixed Discretionary Credits Account until the completion of two consecutive Plan Years of continuous employment with the Employer following the last day of the Plan Year for which credits are allocated to such Account and (2) a 100% Vested Interest in each such Account upon the completion of two consecutive Plan Years of continuous employment with the Employer following the last day of the Plan Year for which credits are allocated to such Account.

      5.3 VESTING OF NON-FIXED DISCRETIONARY CREDITS ACCOUNTS. Each Participant will acquire a Vested Interest in his Company Non-Fixed Discretionary Credits Account for a Plan Year under the vesting schedule established by the Board or the CEO, as applicable, at the time Company Non-Fixed Discretionary Credits are allocated to such Account.

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                                                      Deferred Compensation Plan

      5.4 ACCELERATED VESTING UPON CHANGE OF CONTROL. The preceding Sections notwithstanding, in the event of a Change of Control, a Participant will have a 100% Vested Interest in all of his Company Fixed Credits Accounts, Company Fixed Discretionary Credits Accounts, and Company Non-Fixed Discretionary Credits Accounts effective immediately prior to, but contingent upon the occurrence of, the Change of Control; provided, however, that such accelerated Vested Interest will be reduced or eliminated to the extent necessary to prevent such accelerated vesting from triggering, when considered with all other payments paid or payable to or on behalf of the Participant on account of the same Change of Control, the excess parachute sanctions under sections 280G and 4999 of the Code.

      5.5 FORFEITURE UPON TERMINATION.

            5.5.1 The preceding Sections notwithstanding, in the event the Committee determines that a Participant's employment with the Employer is terminated for Cause (notwithstanding that Cause may not be cited by the Employer as a reason for such termination), such Participant will have a 0% Vested Interest in his Company Fixed Credits Accounts, Company Fixed Discretionary Credits Accounts, and Company Non-Fixed Discretionary Credits Accounts effective immediately prior to the date of such termination.

            5.5.2 If a Participant terminates employment with the Employer and its Related Companies with a Vested Interest in any Account that is less than 100%, the nonvested portion of such Account will be forfeited to the Employer as of the date of such termination.

                                       VI.
                             INVESTMENT OF ACCOUNTS

      6.1 DEEMED INVESTMENT OF ACCOUNTS. The Committee from time to time select, add, and/or delete investment funds for purposes of the deemed investment of Participants' Accounts. For purposes of allocating earnings and losses and valuation of each Participant's Accounts, the Participant's Accounts will be deemed to be invested in the investment funds. The Committee will designate which investment fund or funds the Participant's Accounts are deemed to be invested. The preceding notwithstanding, the Committee may, in its discretion, permit one or more Participants or any group of Participants to direct the deemed investment of all or any portion of their Accounts in accordance with
Section 6.2.

      6.2 DESIGNATION OF INVESTMENT FUNDS. If the Committee permits a participant to direct the deemed investment of his Account(s), such Participant may designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Accounts over which he has been given investment discretion by the Committee will be deemed to be invested from among the investment funds made available from time to time for such purpose by the Committee. Such Participant may change such investment designation in accordance with rules and procedures established by the Committee from time to time.

      6.3 DEFAULT INVESTMENT. In the event that the Committee does not make investment funds available for an Account, or if a Participant does not select an investment fund for all or part of any of his Accounts, such Account(s) will be deemed to be invested in the investment fund or funds designated by the Committee from time to time.

                                      VII.
                            PAYMENT OF PLAN BENEFITS

      7.1 PLAN BENEFIT. A Participant's Plan benefit will be such Participant's Vested Interest (determined as of the date of the Section 7.2 event triggering payment of his benefit) in the value of each of his Accounts (determined as of the date that is administratively practicable preceding payment of any such Account).

                                                      Deferred Compensation Plan

      7.2 EVENTS TRIGGERING PAYMENT OF BENEFIT. Payment of a Participant's Plan benefit from his Account or Accounts, as applicable, will be triggered by the earliest to occur of the following events:

            (1) The death of the Participant (for all Accounts of the Participant);

            (2) The occurrence of the Deferred Payment Date (for the particular Account(s) of the Participant to which the Deferred Payment Date applies); or

            (3) Any date designated by the Committee in its discretion (for the Account(s) of the Participant specified by the Committee).

      7.3 TIME AND FORM OF PAYMENT OF BENEFIT. Payment of a Participant's benefit from his Account(s) will be made or commence as soon as administratively practicable following notice to the Committee that a Section 7.2 event triggering payment of such benefit has occurred. The Participant's benefit will be paid in the form elected or deemed elected by the Participant in accordance with Section 4.3.

      7.4 PAYEE OF BENEFITS. The Participant's Plan benefit will be paid to the Participant himself, Unless the Section 7.2 triggering event is the death of the Participant or the Participant dies prior to receipt of his full benefit, in which case the Participant's Plan benefit (or remainder of such benefit, if applicable) will be paid to the Participant's beneficiary designated in accordance with Section 7.5.

      7.5 DESIGNATION OF BENEFICIARIES.

            7.5.1 Each Participant will have the right to designate the beneficiary or beneficiaries to receive payment of his Plan benefit in the event of his death. Each such designation will be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee during the lifetime of such Participant. Any such beneficiary designation may be changed by the Participant during his life at any time by execution and filing of a new designation in accordance with this Subsection. The preceding notwithstanding, (1) if a Participant has designated his spouse as his beneficiary, such designation will be void and of no effect upon the divorce of the Participant and such spouse, unless the Participant notifies the Committee to the contrary in writing after the date of such divorce, and (2) if a Participant who is married on the date of his death has designated an individual or entity other than his surviving spouse as his beneficiary, such designation will not be valid unless (i) such surviving spouse has consented thereto in writing, and such consent (a) acknowledges the effect of such specific designation, (b) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by such spouse, and (c) is witnessed by a Plan representative (other than the Participant) or a notary public or (ii) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances that tile Committee in its discretion determines warrants a waiver of such consent. Any such consent by such surviving spouse will be irrevocable.

            7.5.2 If, at the time of the death of the Participant, no beneficiary designation is on file with the Committee or such beneficiary designation is not valid or effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries of such Participant will be as follows:

            (1) If a Participant has a surviving spouse at the time of his death, his designated beneficiary will be such surviving spouse; and

            (2) If a Participant has no surviving spouse at the time of his death, his designated beneficiary will be such Participant's executor or administrator acting on behalf of such Participant's estate or, if there is no administration of such Participant's estate, the Participant's heirs at law.

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                                                      Deferred Compensation Plan

      7.6 UNCLAIMED BENEFITS. In the case of a Plan benefit payable to or on behalf of a Participant, if the Committee after a reasonable search is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit will be forfeited to the Employer. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit within a reasonable (as determined by and in the discretion of the Committee) period of time following the date such Plan benefit became payable, such forfeited benefit will be payable pursuant to the Plan provisions.

      7.7 MINORS OR INCAPACITATED PERSONS. If a Participant, or beneficiary entitled to receive a Plan benefit is a minor, is determined by the Committee in its discretion to be incompetent, or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Participant or beneficiary for the account of such Participant or beneficiary. If no guardian or conservator has been appointed for such Participant or beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Participant or beneficiary. Such payment will operate as a full discharge of all liabilities and obligations of the Committee, the Employer, the Board, and any fiduciary of the Plan with respect to such benefit.

                                      VIII.
                              WITHDRAWALS AND LOANS

      8.1 EARLY WITHDRAWALS.

            8.1.1 Except as provided in Subsections 8.1.2 and 8.1.3, a Participant is not permitted to make withdrawals from any Account prior to his entitlement to a distribution of such Account in accordance with Article VII.

            8.1.2 In the event that the Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Financial Emergency, the Participant will be entitled to withdraw from his Base Salary Deferral Account(s) and Bonus Deferral Account(s) (but not from his other Accounts) an amount not to exceed the lesser of (1) the amount determined by the Committee as necessary to meet the Participant's needs created by tile Unforeseeable Financial Emergency or (2) the then total value of such Base Salary Deferral Account(s) and Bonus Deferral Account(s). If approved by the Committee, such withdrawal will be paid in a single lump sum payment as soon as administratively practicable after the Committee has made its determination with respect to the availability and amount of such withdrawal.

            8.1.3 Each Participant may withdraw from his Base Salary Deferral Account(s) and Bonus Deferral Account(s) (but not from his other Accounts) prior to the time any such Account becomes payable under Section 7.2 or, if such Account is in pay status, prior to the time it is fully paid out, subject to the following restrictions: (1) a withdrawal from any Base Salary Deferral Account or Bonus Deferral Account may not be made prior to the last day of the Plan Year following the Plan Year for which the Compensation Deferrals were made; (2) a withdrawal from any Account must be for the full balance of such Account as of the date of such withdrawal; (3) for each withdrawal from an Account, such Participant will forfeit 20% of the Account balance as of the date of the withdrawal; (4) each such withdrawal must be requested on the form and within the time period prescribed by the Committee, and (5) the withdrawal must be approved by the Committee. Such withdrawal will be paid in a single lump sum payment as soon as administratively practicable after the Committee has received and approved the request for such withdrawal.

      8.2 NO LOANS. Participants will not, at any time, be permitted to borrow from their Accounts.

                                                      Deferred Compensation Plan

                                       IX.
                             ADMINISTRATION OF PLAN

      9.1 THE COMMITTEE.

            9.1.1 The general administration of the Plan which will be vested in the Committee, which will be the "administrator" for purposes of ERISA. The Committee will be appointed by the CEO and will consist of one or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee.

            9.1.2 Each member of the Committee will serve until he resigns, dies, or is removed by the CEO. At any time during his term of office, a member of the Committee may resign by giving written notice to the CEO and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the CEO with or without cause, and the CEO may in his or its discretion fill any vacancy that may result therefrom. Any member of the Committee who is an Employee or a member of the Board will automatically cease to be a member of the Committee as of the date he ceases to be an Employee or a member of the Board.

            9.1.3 No member of the Committee will have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and a majority of the remaining members cannot agree, the CEO will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

      9.2 COMMITTEE POWERS AND DUTIES. The Committee will administer and enforce the Plan according to the terms and provisions hereof and, except as otherwise provided in the Plan, will have all powers necessary to accomplish these purposes, including, but not by way of limitation, all powers specifically granted it under the Plan and the complete and absolute discretion to construe all provisions of the Plan and make all factual determinations and the right, power, authority, and duty:

            (1) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

            (2) To construe in its sole discretion all terms, provisions, conditions, and limitations of the Plan;

            (3) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it will deem in its discretion expedient to effectuate the purposes of the Plan;

            (4) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

            (5) To determine in its sole discretion all questions relating to eligibility;

            (6) To determine whether and when there has been a termination of a Participant's employment with the Employer, and the reason for such termination; and

                                                      Deferred Compensation Plan

            (7) To make a determination in its sole discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder.

      9.3 CLAIMS REVIEW.

            9.3.1 In the event an individual (1) does not receive a benefit but believes he is entitled to one or (2) receives a benefit but believes he is entitled to a greater amount, such individual may file with the Committee a written claim for such benefit, which must be filed within 60 days of either the date upon which the individual received a benefit that he felt was insufficient or, if later, the date upon which occurred the event that he believes entitled him to a benefit. In connection with the submission of such claim, the individual may examine the Plan and any other relevant documents relating to the claim and may submit Written comments relative to the claim to the Committee coincident with the filing of the claim, and the Committee may require additional information to be furnished in connection with such claim.

            9.3.2 In any case in which a claim for Plan benefits of a Participant or his beneficiary is denied or modified, the Committee will furnish written notice to the Participant, beneficiary, or representative of the Participant or his beneficiary (the "claimant") within 90 days after such claim is filed with the Committee; provided, however, that if the need for additional information relating to such claim necessitates an extension of the 90-day period, the claimant will be informed in writing prior to the end of the initial 90-day period of the need for an extension of time, and written notice of the disposition of such claim will be provided to the claimant within 180 days after the date the claim is filed with the Committee. The extension notice will indicate the special circumstances requiring the extension of time and the date by which a decision will be made. If the extension is due to the claimant's failure to submit information necessary to review the claim, the notice of extension will afford the claimant 45 days to provide the required information, and the Committee's deadline to provide notice of the claim's disposition will be tolled from the date the Committee sends the notice of extension to the earlier of (1) the date the Committee receives the requested information or (2) the expiration of the 45-day period afforded to the claimant to provide the requested information. If the claimant fails to provide the requested information by the expiration of such 45-day period, the benefit determination will be made without regard to the requested information.

            9.3.3 The notice of a claim's disposition provided to the claimant will contain the following:

            (1) The specific reason or reasons for the denial or modification;

            (2) Specific reference to pertinent Plan provisions on which the denial or modification is based;

            (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

            (4) All explanation of how the claimant may perfect his claim and obtain a full and fair review of such denial or modification pursuant to Subsection 9.3.4, including the time limits applicable to such review and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse determination on review.

            9.3.4 In the event a claim for benefits is denied or modified, if the claimant desires to have such denial or modification reviewed, he must, within 60 days following receipt of the notice of such denial or modification, submit a written request for a review to the Committee. A claimant will be provided, upon request and free of charge, access to and copies of all documents, records, and other information relevant to the claim for benefits, including (1) documents, records, or other information relied upon for the

                                                      Deferred Compensation Plan

benefit determination, (2) documents, records, or other information submitted, considered or generated without regard to whether such document, record, or other information was relied upon in making the benefit determination, and (3) documents, records, or other information that demonstrates compliance with the standard claims procedure. A claimant will be entitled to submit written comments, documents, records, all other information relating to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            9.3.5 Within 60 days following such request for a review, the Committee will, after providing a full and fair review, render its final decision in writing to the claimant. The written decision will: (1) state specific reasons for such decision, (2) provide specific reference to the specific plan provisions on which the decision is based, (3) inform the claimant that he is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits, including (i) documents, records, or other information relied upon for the benefit determination, (ii) documents, records, or other information submitted, considered, or generated without regard to whether such document, record, or other information was relied upon in making the benefit determination, and (iii) documents, records, or other information that demonstrates compliance with the standard claims procedure, and (4) inform the claimant of his right to bring an action under section 502(a) of ERISA. If special circumstances require an extension of such 60-day period, the Committee's decision will be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension will be furnished to the claimant prior to the commencement of the extension period, indicating the special circumstances requiring an extension of time and the date by which the determination will be made. If the extension is required due to the claimant's failure to submit information necessary to review the claim, the extension notice will afford the claimant 45 days to provide the required information, and the Committee's deadline to provide notice of the benefit determination on review will be tolled from the date the Committee sends the notice of extension to the earlier of (I) the date the Committee receives the requested information or (II) the expiration of the 45-day period afforded to the claimant to provide the requested information. If the claimant fails to provide the requested information by the expiration of such 45-day period, the benefit determination will be made without regard to the requested information. The decision on review by the Committee will be binding and conclusive upon all persons.

            9.3.6 Completion of the claims review procedures described in this
Section 9.3 will be a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a Participant, a beneficiary, or any other person or entity claiming rights through such Participant or beneficiary; provided, however, that the Committee may, in its sole discretion, waive compliance with such claims review procedures as a condition precedent to any such action.

      9.4 EMPLOYER TO SUPPLY INFORMATION. The Employer will supply full and timely information to the Committee, including, but not limited to, information relating to each Participant's compensation, age, retirement, death, or termination of employment and such other pertinent facts as the Committee may require. When making a determination in connection with the Plan, the Committee will be entitled to rely upon the aforesaid information furnished by or at the direction of the Employer.

     9.5 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan, including, but not limited to, legal, accounting, and administrative, will be paid by the Employer. Expenses will be allocated among the Employers as determined by the Committee in its discretion.

      9.6 INDEMNITY. To the extent permitted by applicable law, the Employer will indemnify and hold harmless each current and former member of the Committee and each other current and former employee of the Employer or Related Company to whom Plan administrative or fiduciary functions have been delegated by the Committee or under the Plan against any and all expenses and liabilities arising out of such individual's administrative functions or fiduciary responsibilities under or incident to the Plan

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                                                      Deferred Compensation Plan

including any expenses and liabilities that are caused by or result from all act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such individual will be indemnified hereunder will include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                       X.
                        AMENDMENT AND TERMINATION OF PLAN

      10.1 AMENDMENT OF PLAN. Notwithstanding anything to the contrary, the Company has the absolute and unconditional right to amend the Plan at any time, in whole or in part, on behalf of the Company and each Participating Company; provided, however, that no amendment may be made that would reduce a Participant's Vested Interest in the amounts credited to his Accounts as of the date of adoption of such amendment except as provided under the Plan prior to such amendment. All amendments to the Plan must be in writing, signed by an authorized officer of the Company, and approved by the Board (which Board action may be prior to the effective date of the amendment or subsequent to the effective date of the amendment by ratification). Any oral statements or representations made by the Employer, the Committee, or any other individual or entity that alter, modify, amend, or are inconsistent with the written terms of the Plan are invalid and unenforceable and may not be relied upon by any Employee or by any other individual or entity.

      10.2 TERMINATION OF PLAN. Notwithstanding anything to the contrary, the Company has the absolute and unconditional right to terminate the Plan at any time on behalf of the Company and each Participating Company. However, no termination will reduce the amount of any accrued and vested benefit for any Participant to which he is entitled under the Plan on or prior to the effective date of such termination, except to the extent such benefit could be reduced under the terms of the Plan prior to such termination. Any termination of the Plan must be approved by the Board (which Board action may be prior to the effective date of the termination or subsequent to the effective date of the termination by ratification). In the event that the Plan is terminated, notwithstanding any other form of benefit elected by the Participant, the balance of each Participant's Accounts will be paid to such Participant or his designated beneficiary in the manner selected by the Committee in its discretion, which may include the payment of a single lump sum cash payment, in full satisfaction of all of such Participant's or beneficiary's benefits hereunder.

                                       XI.
                             PARTICIPATING COMPANIES

      11.1 DESIGNATION OF PARTICIPATING COMPANIES.

            11.1.1 The CEO or the Board may designate any Related Company to participate in the Plan as a "Participating Company" by written instrument delivered to the Secretary of the Company, the Committee, and the designated Participating Company. Such written instrument will specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the Participating Company only, and will become, as to such Participating Company and its employees, a part of the Plan. Each Participating Company will be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of any information required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be amended so as to increase the obligations of a Participating Company only with the consent of such entity, which consent will be conclusively presumed to have been given by such Participating Company upon its submission, after receipt of notice of any such amendment, of any information required by the terms of, or with respect to, the Plan.

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                                                      Deferred Compensation Plan

            11.1.2 Except as modified by the CEO or the Board in the written instrument described in Subsection 11.1.1, the provisions of the Plan will be applicable with respect to each Participating Company separately, and amounts payable hereunder, for or on behalf of a Participant will be paid by the Participating Company that employs such Participant.

      11.2 TERMINATION OF PARTICIPATING COMPANY'S PARTICIPATION.

            11.2.1 Any Participating Company, by appropriate action of its board of directors or noncorporate counterpart, may terminate its participation in the Plan by giving prior written notice of such termination to the CEO or the Board. Moreover, the CEO or the Board may, in its discretion, terminate a Participating Company's Plan participation at any time by giving prior written notice to such Participating Company. In addition, a Participating Company will cease participation in the Plan immediately upon its no longer being a Related Company.

            11.2.2 Upon termination of a Participating Company's participation in the Plan, the Company will transfer to such Participating Company, as soon as administratively practicable after such termination, sponsorship of the portion of the Plan attributable to the participation of the employees of such Participating Company.

                                      XII.
                                  MISCELLANEOUS

      12.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan will not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing contained herein will be deemed to give any person the right to be retained in the employ of the Employer or as a member of the Board or to restrict the right of the Employer to discharge any person at any time, nor will the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or as a member of the Board or to restrict any person's right to terminate his employment or Board membership at any time.

      12.2 ASSIGNMENT FORBIDDEN. The interest of a Participant or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be null and void, nor will the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor will they be an asset in bankruptcy or subject to garnishment, attachment, or other legal or equitable proceedings. The preceding notwithstanding, the Committee will comply with the terms and provisions of an order that contains the elements of a "qualified domestic relations order" as defined in section 206(d) of ERISA.

      12.3 WITHHOLDING. All Compensation Deferrals, Company Credits, earnings allocations, and benefit payments provided for hereunder will be subject to applicable withholding and other deductions required of the Employer under any applicable local, state, or federal law as such laws are interpreted by the Employer.

      12.4 SEVERABILITY. If any provision of the Plan is held to be illegal or invalid for any reason, said illegality or invalidity will not affect the remaining provisions hereof; instead, each provision will be fully severable, and the Plan will be construed and enforced as if said illegal or invalid provision had never been included herein.

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                                                      Deferred Compensation Plan

      12.5 GOVERNING LAWS. All provisions of the Plan will be construed in accordance with the laws of the state of Ohio except to the extent preempted by federal law.

      EXECUTED this 31st day of July, 2003.

                                        REPUBLIC ENGINEERED PRODUCTS LLC

                                        By: /s/ Joseph F. Lapinsky
                                            ------------------------------------
                                            Printed Name: Joseph F. Lapinsky

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                                                      Deferred Compensation Plan

                        ACTION BY CHIEF EXECUTIVE OFFICER

                         DESIGNATION OF PARTICIPATION IN
          REPUBLIC ENGINEERED PRODUCTS, INC. DEFERRED COMPENSATION PLAN

      WHEREAS, Republic Engineered Products, Inc. (the "Company") has established the Republic Engineered Products, Inc. Deferred Compensation Plan (the "Plan"); and

      WHEREAS, the Plan provides that the Chief Executive Officer of the Company ("CEO") in his discretion may select from time to time eligible employees of the Company to be "Participants" (as defined in the Plan) in the Plan; and

      WHEREAS, the CEO wishes to designate certain key employees of the Company as Participants in the Plan;

      NOW, THEREFORE:

      1. The CEO hereby designates George F. Strickler, a key employee of the Company, to be a Participant in the Plan, effective as of February 18, 2004:

      2. The Participant's participation in, and entitlement to benefits under, the Plan shall be governed by all the terms, conditions, and restrictions of the Plan.

      EXECUTED this nineteenth day of February 2004.

                                         CHIEF EXECUTIVE OFFICER

                                         /s/ Joseph  F. Lapinsky
                                         ---------------------------------------
                                         Joseph Lapinsky